Exhibit 99.1

CHRISTINE PANTOYA JOINS RYMAN HOSPITALITY PROPERTIES, INC.

BOARD OF DIRECTORS

NASHVILLE, Tenn. – (February 22, 2019) – Ryman Hospitality Properties, Inc. (NYSE:RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, announced that Christine Pantoya has been elected to its Board of Directors effective as of today. Ms. Pantoya fills a newly-created vacancy on the Board.

“Chris brings extensive digital media and entertainment industry expertise to our company, having most recently served for several years as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association, and I am very excited to have her perspective on our Board, especially as we continue to execute our Company’s strategic growth initiatives,” said Colin V. Reed, chairman and chief executive officer of Ryman Hospitality Properties.

Ms. Pantoya joins the current Ryman Hospitality Properties Board of Directors, which is comprised of:

●	Michael J. Bender, President and CEO, Eye-Mart Express, Inc.
●	Rachna Bhasin, Founder/CEO, EQ Partners
●	Alvin Bowles, Head of Global Publisher Sales and Operations, Facebook, Inc.
●	Ellen R. Levine, Editorial Consultant, Hearst Magazines
●	Fazal Merchant, Chief Operating Officer and Chief Financial Officer, Tanium
●	Patrick Q. Moore, EVP, Strategy & Business Development, Carter’s Inc.
●	Robert S. Prather, Jr., President and CEO, Heartland Media, LLC
●	Colin V. Reed, Chairman and CEO, Ryman Hospitality Properties
●	Michael I. Roth, Chairman and CEO, The Interpublic Group of Companies, Inc.

Ms. Pantoya currently serves as an advisor to Stay Tuned Digital, an early stage start-up media company. Ms. Pantoya served as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association from January 2015 to October 2018. From April 2012 to January 2015, Ms. Pantoya served as VP of Corporate Development and Strategy for Verizon Communications. From June 2008 to April 2012, Ms. Pantoya served as Regional Vice President, Sales and Marketing, for Cox Communications. Prior to such time, Ms. Pantoya served in a variety of roles for Enhanced Wireless, Clearwire and Sprint Nextel.

Ms. Pantoya holds a B.A. degree and an MBA degree from Old Dominion University.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE:RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Shannon Sullivan, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer
Ryman Hospitality Properties, Inc.
(615) 316-6344
tsiefert@rymanhp.com